EXHIBIT 10.1

FORM OF

AMENDMENT TO THE

DEFERRAL LETTER AGREEMENTS WITH DIRECTORS OF MILLIPORE CORPORATION

WHEREAS Millipore Corporation (the “Company”) and the undersigned individual (the “Director”) are a party to that certain letter agreement, dated as of                      (the “Agreement”), with respect to the deferral of director’s fees (including annual retainer, meeting fees and any other sums to be paid to the Director for service as a director of the Company; and

WHEREAS the Company and the Director wish to amend the Agreement as set forth herein.

NOW, THEREFORE, the Agreement is hereby amended, effective on the date hereof, as follows:

1. The Company and the Director each agree that if shares of Company common stock are converted (by reason of a merger, consolidation, statutory share exchange, sale of assets or other corporate transaction) into cash, securities or other property, each Purchased Unit shall be deemed converted into such cash, securities or other property in the same manner. For purposes of distributions, the amount of any payments due to the Director in respect of the Purchased Units shall be determined by reference to the then current market value of such cash, securities or other property into which the Purchased Units have been deemed converted.

2. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the terms thereof on the date hereof.

3. The validity, interpretation, construction performance and enforcement of this Amendment shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the principles of conflict of laws thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 12th day of August, 2004.

Millipore Corporation

by

      Name: Jeffrey Rudin

      Title: Vice President, General Counsel

      [name of Director]